Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Class A, Class B, and Class C Shares' Prospectus, Class K Shares Prospectus, Institutional Service Shares Prospectus and Institutional Shares Prospectus and "Independent Registered Public Accounting Firm" in the Class A, Class B, Class C, and Class K Shares' Statement of Additional Information and Institutional and Institutional Service Shares' Statement of Additional Information for Federated Total Return Bond Fund in Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A, No. 33-50773) of Federated Total Return Series, Inc. and to the incorporation by reference of our report dated January 12, 2007 on Federated Total Return Bond Fund included in the Annual Report to Shareholders for the fiscal year ended November 30, 2006.



                                               ERNST & YOUNG LLP


Boston, Massachusetts
January 25, 2007